UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008
MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     We have entered into Amendment No. 2 (the “Amendment”) to our Five-Year Credit Agreement between us, BNP Paribas, as administrative agent for the lenders, and the lenders named therein (the “Credit Agreement”).
     Prior to the Amendment, the Credit Agreement required us to maintain a consolidated stockholders’ equity of no less than $2.25 billion at any time after July 1, 2008, and no less than $1.85 billion during the period through and including July 1, 2008. The Amendment replaces this requirement with one based on our Consolidated Net Worth, which is generally defined in the Amendment as the sum of our consolidated stockholders’ equity (determined in accordance with generally accepted accounting principles) plus the aggregate outstanding principal amount of our 9% Convertible Junior Subordinated Debentures due 2063. The current aggregate outstanding principal amount of our 9% Convertible Junior Subordinated Debentures due 2063 is $390 million.
     As amended, the Credit Agreement requires us to maintain Consolidated Net Worth of no less than $2.00 billion at all times. However, if as of June 30, 2009, our Consolidated Net Worth equals or exceeds $2.75 billion, then the minimum Consolidated Net Worth under the Credit Agreement will be increased to $2.25 billion at all times from and after June 30, 2009. In addition, the Amendment increases both the interest rate on borrowings on or after June 20, 2008 and the Credit Agreement facility fee. Finally, the Amendment requires us to pay an amendment fee equal to $450,000. The Amendment does not change any of the other terms of the Credit Agreement.
     In accordance with our discussions with our lenders, it is our intention, early in the third quarter, to repay $100 million of the $300 million currently borrowed under the Credit Agreement. The amount to be repaid will remain available for reborrowing pursuant to the terms of the Credit Agreement.
     The foregoing description of the Amendment is qualified in its entirety by reference to both the Amendment, a copy of which is filed as Exhibit 4.5.2 hereto, and the Credit Agreement, a copy of which was filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Both of these instruments are incorporated into this report by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

Exhibit
Number	Description of Exhibit
Exhibit 4.5.2	Amendment No. 2 to Five-Year Credit Agreement, dated as of June 20, 2008, between MGIC Investment Corporation, BNP Paribas, as administrative agent for the lenders and the lenders named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: June 25, 2008	By:	/s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

Exhibit 4.5.2	Amendment No. 2 to Five-Year Credit Agreement, dated as of June 20, 2008, between MGIC Investment Corporation, BNP Paribas, as administrative agent for the lenders and the lenders named therein